                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

         American Science and Engineering, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                             829 Middlesex Turnpike
                         Billerica, Massachusetts 01821



                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 24, 1998




            The Special Meeting in Lieu of Annual Meeting of Stockholders of American Science and Engineering, Inc. (the "Company") will be held Thursday, September 24, 1998, at 10:30 A.M., at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, for the following purposes:

            (1) To fix the number of Directors of the Company at seven for the ensuing year, and to elect the seven persons named in the accompanying Proxy Statement to serve as Directors until the next Annual Meeting and until their successors are elected and qualified; and

            (2) To consider and act upon any other business that may properly come before the meeting and any adjournment or adjournments thereof.

Stockholders of record at the close of business on August 14, 1998 are entitled to notice of, and to vote at, the meeting.

                                         By Order of the Board of Directors



                                         Jeffrey A.  Bernfeld
                                         Clerk


August 24, 1998

-------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY
AND VOTE YOUR SHARES IN PERSON.
-------------------------------------------------------------------------------

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                             829 Middlesex Turnpike
                         Billerica, Massachusetts 01821

                                 PROXY STATEMENT

The enclosed Proxy is solicited by the Board of Directors of American Science and Engineering, Inc. (the "Company") for use at the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on Thursday, September 24, 1998, at 10:30 a.m. at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, and at any adjournment of the meeting (the "Meeting"). The matters to be considered and acted upon at the Meeting are described in the attached notice of the Meeting and in this Proxy Statement.

Stockholders of record at the close of business on August 14, 1998 are entitled to notice of and to vote at the Meeting. Each share of Common Stock of the Company outstanding on the record date is entitled to one vote. As of the close of business on August 14, 1998, 4,791,632 shares of Common Stock of the Company were outstanding.

This Proxy Statement and the accompanying Proxy will first be mailed to stockholders on or about August 24, 1998. A copy of the Annual Report of the Company for its fiscal year ended March 31, 1998 accompanies this Proxy Statement.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

The Company's By-laws provide that the Board of Directors of the Company shall consist of not less than three nor more than twelve directors. The Board of Directors currently consists of seven members, whose terms expire at the Meeting. The Directors are recommending that the size of the Board be set at seven members and that the seven incumbent directors identified below be re-elected.

The affirmative vote of a majority of the shares of Common Stock of the Company voted in person or by proxy at the Meeting is required to fix the number of directors and a plurality of the affirmative votes cast is required to elect each of the seven directors. Each director will serve for one year and until his successor is elected and qualified. If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, the Board of Directors may designate another nominee and the persons named as proxies will vote all proxies for such nominee. The Board of Directors has no reason to believe that any nominee is unwilling or unable to serve. There are no arrangements between any nominee and any other person relating to such nominee's nomination.

Proxies solicited by the Board of Directors of the Company, if properly signed and returned and containing no instructions to the contrary, will be voted FOR fixing the number of directors at seven and electing the seven nominees listed below as directors of the Company.

Nominees

The names of, and certain information with respect to, the persons nominated by the Board of Directors for election as directors are as follows:


                                                      Positions and Offices                          Date Assumed
Name                             Age                  of Company Held                                Each Position
-----                            ---                  ----------------------                         -------------
Herman Feshbach                   81                  Director                                       September 1975
                                                      Chairman                                       July 1993

Al Gladen                         60                  Director                                       September 1995

Hamilton W. Helmer                51                  Director                                       February 1993

Donald J. McCarren                58                  Director                                       February 1993

William E. Odom                   65                  Director                                       September 1996

Ralph S. Sheridan                 48                  Director                                       January 1994
                                                      President and Chief Executive Officer          September 1993

Carl W. Vogt                      62                  Director                                       June 1997


Dr. Herman Feshbach is an Institute Professor Emeritus at the Massachusetts Institute of Technology, a position he has held for more than five years, and has previously served as Chairman of the Physics Department at MIT and Director of the MIT Center for Theoretical Physics. He is a past President of the American Physical Society and the American Academy of Arts and Sciences and is Fellow of both those Organizations and of the American Association for the Advancement of Sciences. He is on the Board of Governors for Tel Aviv University and the Weizmann Institute of Science, is on the Board of Editors for Daedalus and Editor of the Annals of Physics, and has served as Chairman or Member on numerous committees for the Department of Energy, the National Science Foundation, the National Academy of Sciences, and the American Physical Society. He was awarded the National Medal of Science by President Reagan in 1986. Dr. Feshbach received his Ph.D. from MIT.

Mr. Al Gladen is President of Dabster, Inc., a technology consulting firm specializing in engineering and technology management assistance, with offices in Kent, Washington. Mr. Gladen's consulting activities have included strategic technology planning, new product development, project management and acquisition review. Mr. Gladen has acted as a technology and engineering consultant to the Company since 1993, and it is expected that he will continue to provide such assistance on a part-time basis. Mr. Gladen holds four U.S. patents and is a director of four other privately held corporations.

Dr. Hamilton W. Helmer has, for the last 15 years, been Managing Partner of Helmer & Associates, a strategic consulting firm located in Los Altos, California. Prior to that, Dr. Helmer worked for Bain & Co. Dr. Helmer holds a Ph.D. in Economics from Yale University.

Dr. Donald J. McCarren is affiliated with the National Center for Genome Resources, a non-profit corporation located in Santa Fe, New Mexico, which supports genome projects and related research by providing resources such as expertise in bioinformatics. Prior to being elected President of the NCGR in 1997, Dr. McCarren was President and Chief Executive Officer of Tacora Corporation, a medical technology company located in Seattle, Washington. From July 1992 to June 1994, he was President and Chief Operating Officer of ImmunoGen, Inc., a bio-tech research and development company located in Cambridge, Massachusetts. Prior to that, he was President (1990 to 1992) of the Adria Laboratories Division of Erbamont N.V. in Columbus, Ohio, and Corporate Vice President of Worldwide Marketing and Business Development (1989 to 1990) and Vice President of Far East and Australian Operations (1986 to 1989) of Erbamont, N.V. Dr. McCarren holds a Ph.D. in Developmental Economics.

General William E. Odom is the Director of National Security Studies for the Hudson Institute in Washington, D.C. and an adjunct Professor in the Department of Political Science at Yale University. Prior to joining the Hudson Institute in 1988, General Odom spent 34 years as an officer in the United States Army, retiring with the rank of Lieutenant General. While on active duty, General Odom served as Director of the National Security Agency for three years, Assistant Chief of Staff for Intelligence for the Department of the Army for four years and Military Assistant to the President's National Security Advisor for four years. General Odom received his B.S. degree from West Point and Masters and Ph.D. degrees from Columbia University. General Odom is on the Board of Directors of Nichols Research Corporation of Huntsville, Alabama, V-ONE Corporation of Rockville, Maryland, Middlebury College, from which he received an honorary doctorate, and the Institute for the Study of Diplomacy at Georgetown University. General Odom is the author of five books and numerous articles.

Mr. Ralph S. Sheridan was elected President and Chief Executive Officer of the Company in September 1993, and in January of 1994, he was elected a Director. Prior to joining the Company, Mr. Sheridan ran his own consulting and investment firm, Value Management Corporation, in Waltham, Massachusetts. Prior to that, Mr. Sheridan was President and CEO (1988-1989) and Vice President of Marketing and Operations (1987-1988) of HEC Energy Corp., in Boston, Massachusetts. Before joining HEC, Mr. Sheridan held the position of Vice President of Operations for the Engineered Systems and Controls Group (1984-1986) and Vice President of Corporate Business Development (1981-1984) at Combustion Engineering, Inc. in Stamford, Connecticut. Mr. Sheridan holds a B.S. in Chemistry and an M.B.A., both from Ohio State University.

Mr. Carl W. Vogt was elected to the Board in June, 1997. He is a partner in the Washington, D.C. office of the national law firm of Fulbright & Jaworski. Mr. Vogt has been with that firm since 1966, with various periods away from the firm to perform government service. In 1992, he was appointed by President Bush as the Chairman of the National Transportation Safety Board, where he served until 1994. Mr. Vogt earned his bachelor's degree from Williams College and his law degree from the University of Texas Law School.

 .


Executive Officers (Who are not also Directors)


                                           Positions and Offices                                        Date Assumed
Name                          Age          of Company Held                                              Each Position
----                          ---          ---------------------                                        -------------
Jeffrey A.  Bernfeld           41          Vice President, General Counsel and Clerk                    February 1996

Joseph Callerame               48          Vice President, Technology and Chief                         June 1998
                                           Technology Officer

Peter W. Harris                44          Vice President, Sales and Marketing                          March 1994

Alan H. Rutan                  57          Vice President, Engineering                                  July 1996

Lee C. Steele                  49          Vice President of Finance, Treasurer and Chief               September 1994
                                           Financial Officer


Mr. Jeffrey A. Bernfeld joined AS&E as Vice President, General Counsel and Clerk in February 1996. Prior to that time, he was Vice President and General Counsel of Spire Corporation in Bedford, Massachusetts for three and one-half years; a founder and Managing Director of Global Solutions, Inc. in Wellesley, Massachusetts for one year; Vice President and General Counsel of The Mediplex Group in Wellesley, Massachusetts for two years; and a partner at Goldstein & Manello, a law firm in Boston, Massachusetts, where he began his career as an Associate in 1981. Mr. Bernfeld received his B.A. from Brandeis University and his J.D. from New York University School of Law. Mr. Bernfeld is a director of Summit Technology, Inc. of Waltham, Massachusetts.

Dr. Joseph Callerame joined American Science and Engineering, Inc. in June 1998 as Vice President, Technology, and Chief Technology Officer. Prior to joining AS&E, Dr. Callerame spent over twenty years at Raytheon Company, most recently as Manager, Engineering and Technology Development and Consulting Scientist, at Raytheon Electronic Systems. Prior to that appointment, Dr. Callerame was Deputy General Manager of Raytheon's Corporate Research Division. Dr. Callerame received his B.A. in Physics from Columbia College, and his M.A. and Ph.D., also in Physics, from Harvard University. After receiving his Ph.D. and prior to his employment at Raytheon, Dr. Callerame served as a Post-Doctoral Fellow in Nuclear Physics at M.I.T.

Mr. Peter W. Harris joined the Company in February 1994 as Vice President, Sales and Marketing. Prior to joining the Company, Mr. Harris was Manager of External Affairs for Stone & Webster, an architectural engineering firm in Boston, Massachusetts, where he held a number of positions beginning in 1988. During his time at Stone & Webster, Mr. Harris concentrated on Federal government and international sales. Mr. Harris, a graduate of the U.S. Naval Academy, holds the rank of Captain in the U.S. Naval Reserve and commanded several units during his twelve years of active duty and seven years in the Naval Reserve. In addition, Mr. Harris holds a Master's degree in National Security Studies from Georgetown University.

Mr. Alan H. Rutan joined the Company in July 1996 as Vice President of Engineering. Prior to that time, Mr. Rutan spent 11 years at Raytheon Company, most recently as Manager of the Air Defense Systems Department, where his work focused on radar systems engineering and signal processing. Prior to his Raytheon experience, Mr. Rutan spent seven years at GTE Laboratories as a Senior Member of the Technical Staff. From 1974 to 1978, Mr. Rutan ran his own consulting firm, Signal Processing Associates, Inc., which specialized in image processing applications for various government security organizations. Mr. Rutan received his B.A. in Physics from Harvard University.

Mr. Lee C. Steele joined the Company in September 1994 as Vice President of Finance and Chief Financial Officer. From 1991 until he joined the Company, Mr. Steele was a principal of Asset Management Corporation, a Waltham, Massachusetts consulting firm specializing in the analysis and resolution of complex financial and operational challenges for small and medium size businesses. Until 1991, Mr. Steele was a Partner at Deloitte & Touche, specializing in profit planning, corporate finance and troubled company situations. He holds an M.B.A. from Harvard Business School and an engineering degree from Case Western Reserve University.

Meetings of Board of Directors and Committees

During the fiscal year ended March 31, 1998, the Board of Directors of the Company met 5 times. Each incumbent director attended 75% or more of the aggregate of the total number of meetings of the Board held during the period he was a director and of the meetings of committees of the Board on which he served. The Board of Directors has three standing Committees: the Audit, Compensation and Nominating Committees.

The Audit Committee consists of Dr. Feshbach, Dr. Helmer, and Dr. McCarren. This Committee, which met once during fiscal 1998, is primarily responsible for reviewing the activities of the Company's independent auditors, reviewing and evaluating recommendations of the auditors, recommending areas of review to the Company's management, and reviewing and evaluating the Company's financial statements, accounting policies, reporting practices and internal controls.

The Compensation Committee consists of Dr. Feshbach, Dr. Helmer, and Dr. McCarren. This Committee, which met once during fiscal 1998, is responsible for making recommendations to the Company's Board of Directors concerning the levels and types of compensation and benefits to be paid and granted to the Company's Chief Executive Officer and other executive employees of the Company and for the administration of the Company's stock option plans.

The Nominating Committee consists of Messrs. Helmer, McCarren and Sheridan. The Committee did not meet during fiscal 1998. The Committee is charged with the responsibility of identifying appropriate candidates for nomination to the Board. The Company's By-Laws currently do not set forth any procedure for the nomination of candidates for director by stockholders.


Compensation of Directors

Directors who are also employees of the Company do not receive additional compensation as Directors. Non- Employee Directors (other than the Chairman) receive annual compensation of 2,000 shares of Company Common Stock issuable on January 10th in each year, and options to purchase 7,000 shares of Common Stock at the closing price on the date of the Annual Meeting in each year. The Chairman receives 2,500 shares of Common Stock on January 10th in each year as well as cash payments totaling $14,331 in fiscal 1998 and continues to receive deferred compensation under a now discontinued plan described below. No meeting fees or other fees are payable to any Director. See Item 13 - Certain Relationships and Related Transactions for additional information concerning certain Directors.

Dr. Feshbach, the Company's Chairman, is covered by a nonfunded deferred compensation plan (adopted in 1976 and amended in 1977, 1980, 1986, 1990 and 1992) that provides for periodic payments beginning at age 65, based on length of service. During the year, Dr. Feshbach received $4,752 under the Plan. The Company accrues the current cost of the plan, which amounted to $10,000 in fiscal 1998.

           OWNERSHIP OF COMMON STOCK OF THE COMPANY BY CERTAIN PERSONS

As of August 14, 1998, the Company was not aware of any person or entity beneficially owning 5% or more of the Company's Common Stock, except as set forth below. The following table sets forth the Common Stock holdings of the Company's directors, nominees for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below and all directors and executive officers as a group as of August 14, 1998.

Beneficial Holdings of the Company's Common Stock by Directors and Executive Officers as of August 14, 1998.


Name of                                       Amount and Nature of             Percent
Beneficial Owner                            Beneficial Ownership(1)            of Class
-----------------                           -----------------------            --------
Jeffrey A. Bernfeld                                         32,997               (2)
Joseph Callerame                                            21,600               (2)
Herman Feshbach                                             16,540               (2)
Al Gladen                                                   60,055               1.25
Peter W. Harris                                             43,678               (2)
Hamilton W. Helmer                                          53,781               1.11
Donald J. McCarren                                          61,581               1.27
William E. Odom                                             19,000               (2)
Alan H. Rutan                                               35,727               (2)
Ralph S. Sheridan                                          402,109               8.06
Lee C. Steele                                               59,636               1.23
Carl W. Vogt                                                21,166               (2)
Directors and Officers
    as a Group (12 persons)                                827,870              15.70


(1) Includes shares that may be acquired under stock options and warrants exercisable within sixty days after the date of this table, as follows: Mr. Bernfeld - 30,000; Dr. Callerame - 12,500; Dr. Feshbach - 2,500; Mr. Gladen - 21,000; Mr. Harris - 40,000; Dr. Helmer - 46,000; Dr. McCarren - 47,000; Mr. Odom - 14,000; Mr. Rutan -18,000; Mr. Sheridan - 195,000; Mr. Steele - 50,000; Mr. Vogt -
            7,000; and all Directors and Officers as a group - 483,000. All ownership reported herein includes sole voting and investment power.

(2)         Amount owned constitutes less than one percent.

                             EXECUTIVE COMPENSATION


The following chart provides information concerning compensation paid by the Company during the year ended March 31, 1998 to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                             Long-Term
                                           Annual             Compen-
                                        Compensation           sation
                                     ---------------------                    All
Name and Principal           Fiscal                           Option     Other Compen-
Position                      Year   Salary ($)  Bonus ($)   Awards (#)  sation ($) (1)
-------------------------    ------  ----------  ---------   ----------  --------------

Ralph S. Sheridan ......      1998   240,000      230,000            0     7,729
President and CEO             1997   222,213      270,385(3)   225,000     4,479
                              1996   200,000      202,168(3)         0     2,486

Jeffrey A. Bernfeld ....      1998   130,000       30,000       20,000       408
Vice President, General
Counsel                       1997   120,408       19,000       16,000       408
                              1996(2)  7,846         N.A.       24,000       408

Peter W. Harris ........      1998   120,192       45,000            0       403
Vice President,               1997   111,941       45,000       30,000       403
Sales / Marketing             1996   110,000       40,000            0       403

Alan H. Rutan ..........      1998   115,112       12,000       16,000     1,748
Vice President,               1997(2) 87,132         --         24,000     1,748
Engineering

Lee C. Steele ..........      1998   125,077       29,750       30,000       752
Vice President and CFO        1997   120,560       27,000            0       752
                              1996   110,752       27,000            0     1,344


(1) All Other Compensation includes imputed income from taxable life insurance premiums paid by the Company, and, for Mr. Sheridan, a leased automobile.

(2) The indicated years were years of partial employment with the Company for the named executive.

(3) Mr. Sheridan's bonus is paid in respect of "contract years" ending September 30th in each year and is paid in cash, except in fiscal years 1996 and 1997 when the bonus also included Company stock and payments made to him to alleviate the tax impact of the stock bonus.


Mr. Sheridan has an employment contract with the Company that provides for his employment as President and Chief Executive Officer, and as a Director, through September 1999, at an annual salary of $240,000, subject to annual review, plus performance bonuses tied to specific accomplishments. This contract replaces Mr. Sheridan's original contract with the Company, which expired in September 1996.

Under the contract, Mr. Sheridan is eligible to receive an annual bonus of up to $230,000 in each contract year, based on his accomplishment of goals established by the Compensation Committee. Under the previous contract, but not under the current contract, Mr. Sheridan also received a bonus of up to 10,000 shares of common stock and an amount calculated to compensate him for the taxes due on the stock portion of this bonus. In addition, in October 1996 the Company granted Mr. Sheridan options to purchase 225,000 shares of the Company's Common Stock at an exercise price of $14.00 per share, the fair market value of the Company's Common Stock on the date of grant. The options become exercisable at the rate of 75,000 options per year on the first three anniversaries of the grant.

Mr. Sheridan recognized no income upon the issuance of the options. When the options are exercised, Mr. Sheridan will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock received upon the exercise of the option and the amount paid for the Common Stock. At that time, the Company will be allowed a deduction equal to the amount recognized as ordinary income by Mr. Sheridan. The options provide that to the extent that exercise of an option would give rise to compensation expense that the Company reasonably expects will not be deductible for tax purposes in any given taxable year pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, the number of shares as to which the options may be exercised during that taxable year shall be limited.

Under his initial employment contract, Mr. Sheridan purchased 160,000 treasury shares of the Company's Common Stock payable by promissory note. The note is due on the earlier of September 15, 2003 or the termination of Mr. Sheridan's employment. The Company has agreed to reimburse Mr. Sheridan for the interest payable under the note in most circumstances.

Mr. Sheridan is entitled to receive the same benefits as other senior executives of the Company, as well as to the use of a car.

In the event that Mr. Sheridan's employment with the Company is terminated without Cause, or by him for Good Reason (as defined in the employment contract), he will receive twelve months' pay and any previously earned bonuses. In the event that Mr. Sheridan's employment with the Company is terminated for Cause, or by him other than for Good Reason (as defined in the employment contract), or by his death or disability, he will not be entitled to receive any salary beyond the date of termination, and he will only be entitled to receive previously earned bonuses if the termination is caused by death or disability.

Mr. Bernfeld has an agreement with the Company which provides for a minimum base salary of $120,000, adjustable at the discretion of the President, and a bonus of up to $20,000 subject to the achievement of individual and corporate goals; and 24,000 stock options granted at market price, which vest according to a schedule. The agreement is for a three year term ending in February, 1999, and grants Mr. Bernfeld severance payments equal to one year's salary if he is terminated in connection with a change of the control of the Company as defined in the agreement. The agreement also provides that if Mr. Bernfeld is terminated for any reason other than "Cause" as defined in the agreement, he will be entitled to receive an amount equal to at least six months' salary.

Dr. Callerame and Messrs. Rutan and Steele have agreements with the Company granting each of them severance payments equal to one year's salary if he is terminated in connection with a change of control of the Company as defined in the agreement. The agreement also provides that if each of them is terminated for any reason other than "Cause" as defined in the agreement, he will be entitled to receive an amount equal to at least six months' salary.

/ / The following tables provide information concerning the grant of options in Fiscal Year 1998 to Executive Officers named in the Summary Compensation Table and options exercised by those officers.


                      OPTION GRANTS IN THE LAST FISCAL YEAR


                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of
                                                                                                Stock Price Appreciation for
                                                     Individual Grants                          Option Term ($)
                                    -----------------------------------------------------    --------------------------------------

                                                  % of Total
                                                     Options
                                                  Granted to
                                      Options            All       Exercise   Expiration
                                      Granted      Employees      Price ($)         Date        5%/year         10%/year
                                    -----------  ------------- -------------- ------------   --------------  -------------
Ralph S. Sheridan                           0            N/A            N/A          N/A             N/A            N/A
Jeffrey A. Bernfeld                    20,000           6.98         11.125     11/20/07         221,374        484,295
Peter W. Harris                             0            N/A            N/A          N/A             N/A            N/A
Alan H. Rutan                          16,000           5.58         11.125     11/20/07         177,099        387,436
Lee C. Steele                          30,000          10.47         11.125     11/20/07         332,061        726,442


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES



                                                                 Number of
                               Shares                      Unexercised Options at  Value of Unexercised In-The-
                             Acquired                         Fiscal Year End -    Money Options at Fiscal Year
                                   on         Value          March 31, 1998 (#)    End - March 31, 1998  ($)
                             Exercise      Realized        ----------------------  ----------------------------
                                  (#)           ($)    Exercisable    Unexercisable   Exercisable   Unexercisable
                             --------      --------    -----------    -------------   -----------   -------------
Ralph S. Sheridan                0              0        195,000         150,000       2,176,875              0
Jeffrey A. Bernfeld              0              0         30,000          30,000         107,250         85,750
Peter W. Harris                  0              0         40,000          20,000         318,250         75,000
Alan H. Rutan                    0              0         12,000          28,000          43,500         83,500
Lee C. Steele                    0              0         50,000          30,000         409,375         75,000



                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

During the fiscal year ended March 31, 1998, the Company's Compensation Committee consisted of Dr. Herman Feshbach, Dr. Hamilton W. Helmer and Dr. Donald J. McCarren. No reportable relationship existed with respect to any member of the Compensation Committee.



                           RELATED PARTY TRANSACTIONS

In April, 1995 a group that included three of the Company's Officers and one Company Director made a loan to the Company in the total amount of $650,000. The proceeds of the loan were used for general working capital purposes. The loan was paid off in full on a timely basis.

The Board of Directors determined that the loan was necessary and the terms appropriate. The Company had been seeking short-term financing from several banks, but conclusion of a conventional line of credit arrangement was delayed pending resolution of the lawsuit brought by the Company's founder, in which the Company has now received a favorable jury verdict. In addition, portions of the Company's working capital had been tied up in slow-paying foreign accounts receivable and as collateral for letters of credit supporting certain international sales. These factors justified a form of short-term "bridge loan" while the Company worked on a more permanent financing alternative.

The loan terminated on August 15, 1995, and bore interest at the prime rate plus two percent. The Company granted a security interest in all of its assets to the lending group during the pendency of the loan. As additional consideration, the Company issued a total of 6,500 shares of its Common Stock and warrants to purchase 65,000 shares of its Common Stock proportionally to the lenders. The warrant exercise price is the lowest trading price of the stock on the American Stock Exchange during the term of the loan. The Company has registered these shares.

Ralph S. Sheridan, the Company's President and CEO, provided $200,000 of the loan funds. Al Gladen, who subsequently became a Director of, and remains a Consultant to, the Company, provided $300,000. Lee C. Steele, the Company's Vice President of Finance and CFO, provided $75,000. Donald J. McCarren, a Director of the Company, provided $50,000. Peter W. Harris, the Company's Vice President of Sales and Marketing, provided $25,000.

Mr. Gladen provides engineering and management services to the Company on a regular basis. In fiscal year 1998, the compensation paid to Dabster, Inc., a corporation of which Mr. Gladen is the President, for such services was $256,750.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (consisting of the three outside Directors whose names appear below this Report) has sole responsibility for compensation issues relating to the Chief Executive Officer. Compensation practices and policies for the other executive officers are set by the Chief Executive Officer with the advice of the Compensation Committee.

The Compensation Committee has formulated an approach to all executive compensation that emphasizes the establishment of goals and objectives for each executive and for the Company as a whole and ties a substantial portion of executive compensation to the performance of the executive and the Company with respect to these goals and objectives. Base compensation for executive officers (and many other Company employees) is established on the basis of an analysis of salaries received by comparable employees of high-tech and manufacturing companies in the Greater Boston area, company financial results and prospects, and individual contributions relative to the job description and past performance of each officer.

In line with this approach, the Company entered into a new employment agreement with its President and Chief Executive Officer, Mr. Ralph S. Sheridan, in 1996 (effective as of September 1996). This Agreement was based, in part, on an independent consultant's analysis of compensation arrangements for chief executives of comparable companies, and was also based on a careful review of the most important goals and objectives for the Company. The Agreement provides for annual cash compensation of $240,000, plus annual incentive bonuses of up to $230,000 tied to specific, agreed upon performance criteria. In addition, in order to provide for long-term incentives, the Company has issued to Mr. Sheridan nonstatutory stock options to purchase 225,000 shares of Common Stock which vest ratably over three years.

For the contract year ended in September 1997, the Committee awarded Mr. Sheridan a cash bonus of $230,000, representing 100% of the potential award under his contract. This award represents the Committee's determination that Mr. Sheridan had done an excellent job over the preceding twelve months and had met all of the goals and objectives jointly established by the Committee and Mr. Sheridan.

Also in keeping with its performance-based compensation philosophy, in the spring of 1994, the Company implemented an incentive compensation program for all executives who report directly to the Office of the President. Under this new policy, these executives receive a specified portion of their total compensation (ranging from 10% to 50%) based upon two factors: their completion of agreed upon goals and objectives, and the performance of the entire Company.

Report Submitted By: Dr. Herman Feshbach, Dr. Hamilton W. Helmer and Dr. Donald
J. McCarren.

The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to the returns of the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's 500 High-Tech Composite Stock Price Index.


TOTAL SHAREHOLDER RETURNS

/ /  Stock Performance Chart


               AMERICAN SCIENCE
Years Ending     ENGINEERING     S&P 500     Technology-500
------------     -----------     -------     --------------
  Mar-93           $100.00       $100.00        $100.00
  Mar-94           $ 46.97       $101.48        $117.62
  Mar-95           $ 75.76       $117.25        $148.84
  Mar-96           $119.70       $154.77        $200.95
  Mar-97           $146.97       $185.40        $271.66
  Mar-98           $165.15       $274.39        $410.57


Note: Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year (and reinvestment of dividends) in the Company's Common Stock, Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's 500 High-Tech Composite Stock Price Index.

                                  OTHER MATTERS

Voting

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock of the Company is necessary to provide a quorum at the Meeting. Directors are elected by a plurality of the affirmative votes cast. Abstentions and broker "non-votes" are each counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the effect of votes against proposals presented to the stockholders other than the election of directors. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.


Proxies; Revocation of Proxies

All Proxies solicited by the Board of Directors of the Company that are properly executed and returned, but which are not expressly voted, will be voted at the Meeting in accordance with the recommendation of the Board of Directors of the Company, unless such Proxies are revoked prior to the Meeting. A Proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or may be revoked in person at the Meeting at any time prior to the voting thereof. Attendance at the Meeting will not, by itself, revoke a Proxy.


Solicitation

All expenses of this solicitation will be paid by the Company. Brokerage firms, nominees, fiduciaries and other custodians have been requested to forward proxy solicitation materials to the beneficial owners of shares of Common Stock of the Company held of record by such persons, and the Company will reimburse such brokerage firms, nominees, fiduciaries and other custodians for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition to solicitation of Proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit Proxies from stockholders of the Company by telephone, telegram, in person or by other means.


Independent Public Accountants

The Board of Directors has selected Arthur Andersen LLP, as the independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 1999.

A representative of Arthur Andersen LLP will be at the Meeting and will be given an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.


Stockholder Proposals for 1999 Annual Meeting

Any stockholder proposal to be included in the proxy statement and form of proxy for the 1999 Annual Meeting of Stockholders must be received at the principal office of the Company by May 27, 1999. It is suggested that proposals be submitted by Certified Mail, Return Receipt Requested.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's Directors and Executive Officers, to file initial reports of beneficial ownership of the Company's securities and reports of changes in beneficial ownership with the Securities and Exchange Commission. For fiscal year 1998, the Company believes that all required reports were filed on time.


Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Stock Performance Chart" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.


Other Proposed Action

The Board of Directors knows of no other matters that are to be presented at the Meeting. If, however, any other business should properly come before the Meeting, the persons named in the enclosed proxy intend to vote such proxy upon such matters in accordance with their best judgment.

                                           By Order of the Board of Directors




                                           Jeffrey A.  Bernfeld
                                           Clerk

                     AMERICAN SCIENCE AND ENGINEERING, INC.
           SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 24, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ralph S. Sheridan, Jeffrey A. Bernfeld and Paige Cochran, or any of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting in Lieu of Annual Meeting of Stockholders ("Meeting") of American Science and Engineering, Inc. ("Company") to be held Thursday, September 24, 1998 at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts at 10:30 a.m. and at any adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the stock of the Company standing in the name of the undersigned on the books of the Company, on all matters set forth in the Notice of the Meeting and upon such other and further business as may properly come before the Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS INSTRUCTED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE, AND IN THE DISCRETION OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OF THE MEETING.

                TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE.

A /x/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

Your shares will be voted FOR the following proposal unless otherwise indicated:

                               FOR ALL        WITHHOLD FROM
                               NOMINEES        ALL NOMINEES
                                                             NOMINEES:
1. ELECTION OF DIRECTORS:        / /                / /       Herman Feshbach
   To fix the number of                                       Al Gladen
   directors at seven and                                     Hamilton W. Helmer
   to elect the nominees                                      Donald J. McCarren
   listed at right.                                           William E. Odom
                                                              Ralph S. Sheridan
                                                              Carl W. Vogt

For, except vote withheld from the following nominee(s):

-------------------------------------------------------------

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT FOR THE MEETING AND THE 1998 ANNUAL REPORT OF THE COMPANY.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.






SIGNATURE___________________DATE________SIGNATURE___________________DATE________

NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS CARD. For joint accounts, both owners should sign. Fiduciaries and corporate officers should indicate their full titles.